EXHIBIT A

Note

This Note is issued pursuant to, and subject to the terms and provisions of, that certain Financing and Security Agreement, by and between Issuer and Holder, dated as of March 28, 2012 (as amended, restated, amended and restated, supplemented, modified or replaced from time to time, the “Financing Agreement”). Capitalized terms used herein without definition shall have the meanings assigned to such terms under the Financing Agreement.

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

6% SENIOR SECURED CONVERTIBLE NOTE DUE 2017

$1,250,000	March 28, 2012

FOR VALUE RECEIVED, SaveDaily, Inc., a Nevada corporation (“SDINC”), and SaveDaily.com, Inc., a California corporation (together with SDINC and their respective successors and assigns, the “Issuer”), hereby jointly and severally promise to pay to the order of SaveDaily Partners, L.P., a Delaware limited partnership, or its applicable assigns (“Holder”), the principal amount of One Million Two Hundred Fifty Thousand U.S. Dollars ($1,250,000) plus the aggregate amount of all Capitalized Interest Payments (as defined below) (such sum being the “Adjusted Principal Amount”) on or before the Due Date for this Note, together with interest thereon at a rate per annum equal to six percent (6.0%) per annum (or, if applicable, the Default Rate or the rate payable upon and during the continuance of a Financial Covenant Failure, as provided below or in the Financing Agreement); provided, that the Adjusted Principal Amount under this Note may not be prepaid prior to the third anniversary of the date hereof except on the terms and subject to the conditions set forth in the Financing Agreement.

Interest shall be payable on this Note quarterly in arrears on the first business day of the following quarter, commencing July 2, 2012, and on the Due Date (each such date, an “Interest Accrual Date”) and shall accrue for the period from the prior Interest Accrual Date (or in the case of the initial interest period, from the Initial Closing Date) to but excluding the then-current Interest Accrual Date. On each Interest Accrual Date all accrued and unpaid interest then outstanding shall be (x) capitalized and added to the Adjusted Principal Amount (each such capitalization and addition, a “Capitalized Interest Payment”) or (y) at Holder’s election, paid in cash. Following the occurrence and during the continuation of a Default, Issuer shall pay interest on the Adjusted Principal Amount at a rate of interest equal to fifteen percent (15%) per annum, or if less, the maximum rate then permissible under applicable law (the “Default Rate,” and such interest at the Default Rate being the “Default Interest”), which amount shall accrue from the date of such Default until the earlier of the date on which all amounts due under this Note shall have been paid in full or the date on which such Default is cured (if such default is a Non-Payment Default and is susceptible to cure under the terms of the Financing Documents pursuant to which this Note was issued) or waived, in Holder’s sole discretion, and shall be paid in kind or, at Holder’s election, in cash, in accordance with the terms hereof and the Financing Agreement. Following the occurrence and during the continuation of a Financial Covenant Failure, Issuer shall pay interest on the Adjusted Principal Amount at a rate equal to nine percent (9.0%) per annum, or if less, the maximum rate then permissible under applicable law (the “Financial Covenant Failure Rate,” and such interest at the Financial Covenant Failure Rate being, the “Financial Covenant Failure Interest”), which amount shall accrue from the date of such Financial Covenant Failure until the earlier of the date on which all amounts due under this Note shall have been paid in full or the date on which the Financial Covenant Failure no longer exists or has been waived, in Holder’s sole discretion, and shall be paid-in-kind or, at Holder’s election, in cash, in accordance with the terms hereof and the Financing Agreement.

Subject to acceleration as provided herein, the Adjusted Principal Amount and all accrued interest hereunder that has not previously been paid in cash or capitalized and added to the Adjusted Principal Amount shall be paid in a single payment, which shall be due and payable on the Due Date. Such payment on the Due Date shall be applied in accordance with Section 4.1 of the Financing Agreement

Interest that is paid in kind and added to the outstanding principal amount of this Note, together with any Default Interest accruing hereunder from time to time, is collectively referred to herein as “Additional PIK Principal.” Additional PIK Principal shall be considered part of the principal amount outstanding for all purposes of this Note. Payments of principal, interest and all other sums due under this Note shall be paid in lawful money of the United States of America in immediately available funds to such account of Holder as Holder from time to time may designate in writing to Issuer.

Issuer may prepay this Note upon the terms and subject to the conditions set forth in the Financing Agreement. Any such prepayment shall be applied in accordance with Section 4.1 of the Financing Agreement.

Upon a Default, the entire amount outstanding under this Note shall be immediately due and payable, without notice or demand except as otherwise provided herein, by Holder, in addition to such other rights or remedies as Holder may have under this Note, the Financing Documents, at law or in equity, subject only to Issuer’s limited rights to cure a Non-Payment Default under the Financing Agreement, to the extent applicable. The failure of or any delay by Holder at any time in exercising the foregoing rights shall not be deemed a waiver thereof or a consent to any such Default. If this Note is not paid by Issuer on or prior to the Due Date hereof, whether by acceleration or otherwise, Issuer hereby promises to pay all costs of enforcement and collection, including but not limited to all fees and expenses of counsel to Holder and all court costs, in addition to the full amount due hereunder and any other amounts provided under or pursuant to the Financing Documents related to this Note.

Upon a Default, interest shall be due and payable under this Note at the Default Rate, as provided above, both before and after demand and judgment, notwithstanding any applicable statutory judgment rate of interest. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, then Issuer shall pay the maximum amount then permitted by applicable law as from time to time in effect.

HOLDER ENTITLED TO CERTAIN BENEFITS. This Note is a “Note” referred to in, and Holder is entitled to the rights and benefits under, the Financing Agreement, including, without limitation, the right to accelerate the outstanding principal balance of, accrued and unpaid interest on, and all other amounts owing under this Note upon the occurrence of a Default. Further, this Note is secured by a first priority, fully perfected security interest in and lien upon the “Collateral” granted by Issuer to secure the Obligations under the Financing Documents. This Note also is convertible into Common Stock of SDINC pursuant to, and in accordance with the terms of, the Financing Agreement, which terms hereby are incorporated by this reference as if fully set forth herein. The Holder of the Note is also entitled to certain anti-dilution protections that are provided under the Financing Agreement. To the extent this Note is converted into Common Stock of SDINC, the Conversion Shares issued to Holder in connection therewith also will be entitled to the registration rights provided under the Financing Agreement.

Issuer waives demand and notice of demand, presentment for payment, protest and notice of protest, notice of dishonor, nonpayment and notice of nonpayment, diligence and all other notices of any kind except as otherwise provided herein and, to the full extent permitted by law, the right to plead any statute of limitations as a defense, in collecting or bringing suit under this Note. No single or partial exercise by Holder of any power, right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The acceptance by Holder of any payment due hereunder which is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any other remedies or options of Holder at that time or at any subsequent time, or nullify any prior exercise of such remedy or option. No failure, delay or omission on the part of Holder in exercising any rights under this Note shall operate as a waiver of such right or any other rights of Holder.

Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law or in a specific jurisdiction, such provision shall be ineffective to the extent of such prohibition or invalidity (or solely with respect to the jurisdiction in which it is deemed ineffective or invalid), without invalidating the remainder of such provision or the remaining provisions of this Note. This Note and the Obligations of Issuer hereunder and under the Financing Documents may not be assigned or delegated by Issuer without the prior written consent of Holder, which Holder may grant, condition or withhold in its sole discretion. This Note and Holder’s rights hereunder may be freely assigned by Holder or its assigns without Issuer’s consent, subject only to notice of such assignment. Whenever in this Note reference is made to Holder or Issuer, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of Holder, Issuer, and their respective successors and permitted assigns. Issuer’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Issuer.

This Note shall be construed in accordance with and governed by the laws of the State of New York. Issuer and, by accepting this Note, Holder hereby irrevocably consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in New York City (and of the appropriate appellate courts therefrom) in any suit, action or proceeding seeking to enforce any provision of, or based on any suit, action or proceeding arising out of or in connection with, this Note or the transactions contemplated hereby or by the Financing Documents and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party in the manner provided in the Financing Agreement shall be deemed effective service of process on such party. EACH OF ISSUER AND, BY ACCEPTING THIS NOTE, HOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE.

[Reminder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first set forth above.

ISSUER:

SAVEDAILY, INC.

By:
Name:
Title:

SAVEDAILY.COM, INC.

By:
Name:
Title:

Quail Bend Draft

03/14/2012

EXHIBIT B

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of March 30, 2012, is made by SAVEDAILY, INC., a Nevada corporation, and SAVEDAILY.COM, INC., a California corporation (collectively, “Grantor”), in favor of SAVEDAILY PARTNERS, L.P., a Delaware limited partnership (the “Purchaser”).

WITNESSETH:

WHEREAS, Grantor and the Purchaser are parties to the Financing and Security Agreement, dated as of March 30, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), pursuant to which Purchaser has agreed to purchase, and Grantor has agreed to sell to Purchaser, senior secured convertible promissory notes on the date hereof and (in Purchaser’s discretion) from time to time hereafter (the “Notes,” and the indebtedness evidenced thereby, the “Loans”) in accordance with the terms and conditions thereof; and

WHEREAS, pursuant to the Financing Agreement, Grantor is required to execute and deliver this Agreement as a condition to the Initial Closing (as defined in the Financing Agreement).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and to induce the Purchaser to purchase the Notes and make the Loans to Grantor under the Financing Agreement, Grantor hereby agrees with the Purchasers and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

Section 1.          Defined Terms. Capitalized terms used herein without definition are used as defined in the Financing Agreement.

Section 2.          Grant of Security Interest in Intellectual Property Collateral. Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations hereby mortgages, pledges and hypothecates to the Purchaser and grants to the Purchaser, a lien on and security interest in, all of Grantor’s and its applicable subsidiaries’ right, title and interest in, to and under the following Collateral of Grantor and such subsidiaries (the “Intellectual Property Collateral”):

(a)        all trade secrets and rights under any written agreement granting any right to use trade secrets;

(b)        all copyrights and rights under any written agreement granting any right to use copyrights, including, without limitation, those referred to on Schedule 1 hereto, together with all renewals, reversions and extensions of the foregoing;

(c)        all trademarks and rights under any written agreement granting any right to use trademarks, including, without limitation, those referred to on Schedule 2 hereto, together with all renewals, reversions and extensions of the foregoing;

(d)        all goodwill of the business connected with the use of, and symbolized by, each such trademark described in subparagraph (c) above;

(e)        all U.S. patents and rights under any written agreement granting any right to use U.S. patents, including, without limitation, those owned by Grantor or its subsidiaries referred to on Schedule 3 hereto, together with all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing;

(f)        all U.S. patent applications and rights under any written agreement granting any right to use U.S. patent applications, including, without limitation, those owned by Grantor or its subsidiaries referred to on Schedule 4 hereto, together with all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing;

(g)        all PCT patent applications and rights under any written agreement granting any right to use PCT patent applications, including, without limitation, those owned by Grantor or its subsidiaries referred to on Schedule 5 hereto, together with all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing;

(h)        all foreign patents and patent applications, and rights under any written agreement granting any right to use foreign patents and patent applications, including, without limitation, those owned by Grantor or its subsidiaries referred to on Schedule 6 hereto, together with all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing;

(i)        all applications, registrations, claims, awards, judgments, amendments, improvements and insurance claims related thereto now or hereafter owned or licensed by Grantor, or any claims for damages by way of any past, present, or future infringement of any of the foregoing, together with all accessions and additions thereto, proceeds and products thereof (including, without limitation, any proceeds resulting under insurance policies); provided, that the Intellectual Property Collateral shall include, without limitation, all cash, royalty fees, other proceeds, accounts and general intangibles that consist of rights of payment to or on behalf of Grantor or its subsidiaries or proceeds from the sale, licensing or other disposition of all or any part of, or rights in, the Intellectual Property Collateral by or on behalf of Grantor or its subsidiaries; and

(j)        all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

Section 3.           Financing Agreement, Financing Document and Additional Financing Documents. The security interest granted pursuant to this Agreement is granted in conjunction with, and is in no way limiting, the security interest granted to the Purchaser pursuant to the Financing Agreement or any other security documents or filings executed or made in connection therewith, and Grantor hereby acknowledges and agrees that the rights and remedies of the Purchasers with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Financing Agreement, the Financing Documents, and Additional Financing Documents (if any) and any such other applicable related documents, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4.          Grantor Remains Liable. Grantor (on behalf of itself and each of its applicable subsidiaries) hereby agrees that, anything herein to the contrary notwithstanding, Grantor and its applicable subsidiaries shall retain full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its intellectual property subject to a security interest hereunder, and Grantor shall (and shall cause its applicable subsidiaries to) take all appropriate actions necessary to preserve its rights, title and interest in such intellectual property and otherwise to ensure the availability of the Intellectual Property Collateral as security for the payment and other obligations under the Notes and the Loans evidenced thereby.

Section 5.           Counterparts. This Agreement may be executed by original, facsimile or PDF signature and in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6.           Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR:

SAVEDAILY, INC.

By:
Name:
Title:

SAVEDAILY.COM, INC.

By:
Name:
Title:

INTELLECTUAL PROPERTY SECURITY AGREEMENT

SIGNATURE PAGE

ACCEPTED AND AGREED
as of the date first above written:

SAVEDAILY PARTNERS, L.P.

By Quail Bend, LLC, its General Partner

By:
Steven Durbin, Jr.

Notice Address:

323 S. Anita Avenue
Los Angeles, California 90049
Attn: Steven Durbin, Jr.

ACKNOWLEDGEMENT OF GRANTOR

INTELLECTUAL PROPERTY SECURITY AGREEMENT

EXHIBIT C

Capital Structure

as of March 28, 2012

Cash and Equivalents
Cash	$106,245
Marketable Securities	4,095
Total Cash and Equivalents	$110,340

Debt
EQ Partners, LLC Note	$750,000
Silver Cross Note	215,837
Total Debt	$965,837

Shares Outstanding
Total Preferred Stock Shares Outstanding[1]	-
Total Common Stock Shares Outstanding[2]	44,346,864

Options and Warranted Granted
Warrants on Common Stock Granted	2,069,192
Options on Common Stock Granted	1,586,666

(1)	5,000,000 shares authorized
(2)	50,000,000 shares authorized

ACKNOWLEDGEMENT OF GRANTOR

INTELLECTUAL PROPERTY SECURITY AGREEMENT

EXHIBIT D

Material Assets*

		Purchase	Purchase	Accumulated	Remaining
COMPANY	DESCRIPTION	Date	Amount	Depreciation	Book Value

Computer Hardware
NORDEX	COMPUTERS	09/30/99	$11,859	$11,859	-
NORDEX	2 DESKTOPS	12/15/99	4,083	4,083	-
NORDEX	MISC COMP EQUIP	01/05/00	1,479	1,479	-
NORDEX	COMPAQ RACK	01/15/00	4,642	4,642	-
NORDEX	COMPAQ HARDWARE	02/23/00	2,650	2,650	-
NORDEX	2 COMPUTERS	03/03/00	5,763	5,763	-
CDW	CISCO ETHERNET	04/25/00	1,916	1,916	-
CDW	CISCO 24 PT 10/100 SWITCH	04/26/00	1,537	1,537	-
CDW	COMPUTER EQUIP	05/01/00	19,224	19,224	-
CDW	HP DESKJET	05/02/00	313	313	-
CDW	COMPAQ COMPUTER EQUIP	05/03/00	105,489	105,489	-
NORDEX	MS 2000 UPGRADE	05/05/00	20,547	20,547	-
CDW	COMPAQ SPEAKERS & S710	05/17/00	15,565	15,565	-
CDW	COMPAQ COMPUTER EQUIP	05/31/00	1,662	1,662	-
CDW	COMPAQ MINI TOWER COMPUTER	06/13/00	5,730	5,730	-
CDW	COMPAQ COMPUTER EQUIP (7)	06/29/00	10,697	10,697	-
CDW	COMPAQ EQUIP + WINDOWS UPGRD	07/03/00	6,531	6,531	-
CDW	COMPAQ SPEAKERS & S710	07/05/00	4,275	4,275	-
CDW	DESKTOP & COMP EQUIP	10/01/00	2,316	2,316	-
DELL	LAPTOP + ACCESSORIES FOR JEFF	01/08/07	4,834	4,834	-
CRUCIAL TECHNOLOGY	RAM - DATABASE SERVER	01/08/07	755	755	-
DELL	LATITUDE D620 - Jeff Mahony	05/08/07	2,741	2,741	-
MONROE CONSULTING	SERVERS & HARDWARE	01/03/08	65,391	65,391	-
MONROE CONSULTING	SERVER SOFTWARE LICENSES	01/03/08	15,879	15,879	-
CAPTURE TECHNOLOGIES	TELEPHONE SYSTEM	01/03/08	31,712	31,712	-
MONROE CONSULTING	FIREWALL	01/07/08	6,260	6,260	-
MONROE CONSULTING	DEVELOPER WORKSTATIONS & LAPTOP	01/07/08	9,600	9,600	-
MONROE CONSULTING	SERVERS & HARDWARE	01/07/08	20,757	20,757	-
MONROE CONSULTING	SOFTWARE	01/07/08	10,480	10,480	-
MONROE CONSULTING	NETWORKING HARDWARE	01/07/08	24,254	24,254	-
MONROE CONSULTING	HP 4250N PRINTER	01/07/08	1,320	1,320	-
MONROE CONSULTING	SERVERS & HARDWARE	01/14/08	6,853	6,853	-
MONROE CONSULTING	LCD MONITORS	01/28/08	647	647	-
STOUT & BERG Electrical	Labor to Install electrical needed for new Servers	01/15/08	2,485	2,485	-
ROYAL DISCOUNT TECHNOLOGIES	MS OFFICE 2007	04/01/08	792	792	-
RemitPro	CHECK SCANNER	05/31/08	825	825	-
DELL	(2) OPLTIPLEX 530 DESKTOPS W/ LCD MONITORS	06/03/08	2,240	2,240	-
DELL	Precision T3400 375W	07/01/08	1,998	1,998	-
MONROE CONSULTING	DOMAIN CONTROLLER - ProLiant DL320G5p	07/08/08	3,623	3,623	-
MONROE CONSULTING	Domain Controller Installation	07/31/08	1,450	1,450	-
DELL	DELL DEMO PC / Monitor for Conference Room	02/14/11	1,809	628	1,181
	DELL OptiPlex 790 and Monitor for Jeff	06/20/11	1,943	450	1,493
VERISON TELEPRODUCTS	Dual T1 Interface Module- Netvanta 3430 Chassis / Installation	08/30/11	2,839	478	2,361
DELL	Dell Precision T3500 - Shane Oh	11/10/11	2,592	264	2,328
DELL	Adobe Creative Studio 5.5 for Shane's Dell Precision	11/10/11	916	93	823
CRUCIAL TECHNOLOGY	RAM for Dell Precision T3500 4GB	11/10/11	63	6	56
APPLE COMPUTER	Ibook for Matt Nunez	12/10/11	3,795	282	3,513
DELL	DELL PRecision T3500	02/24/12	2,546	12	2,534
Total Computer Hardware			$457,676.40	$443,387.61	$14,288.79

Furniture and Office Equipment
BKM	32 OFFICE CHAIRS	04/15/00	$10,613	$10,613	-
BKM	CONFERENCE TABLE	04/26/00	7,239	7,239	-
BKM	FIRE FILE	04/28/00	485	485	-
BKM	FURNITURE	06/05/00	17,671	17,671	-
125West.com	Shelving Set	09/08/06	409	409	-
Officedepot.com	Shelving Set	11/07/06	388	388	-
TWA Com	Heavy Duty Shelving for Servers	01/09/08	787	652	135
ednashworld / Amazon.com	Sharp Aquos 52" TV and Mount for Conference Room	10/08/10	1,049	293	756
Atlas Sales & Rentals	Air Conditioning Unit - Server Room	12/20/10	3,864	924	2,939
	DryErase Boards (3) - Small Conference Room	04/21/11	745	136	609
Total Furniture and Office Equipment			$43,250	$38,810	$4,440

	Total Fixed Assets		$500,926	$482,198	$18,728

* Intangible assets are disclosed on the IP Security Agreement (Exhibit B)

ACKNOWLEDGEMENT OF GRANTOR

INTELLECTUAL PROPERTY SECURITY AGREEMENT

EXHIBIT E

Material Liabilities

Accounts Payable	Current	1 - 30	31 - 60	61 - 90	> 90	Total
American Express	-	$15,905	$5,001	-	-	$20,907
Austin Legal Group	5,000	-	-	-	-	5,000
Capital Market Relations	-	3,500	7,000	-	-	10,500
Complete Office	-	521	268	-	-	789
HJ & Associates, LLC	7,500	7,819	-	-	-	15,319
Leonard E. Nielson	-	-	-	-	2,500	2,500
Michael F. Cronin	-	2,910	-	-	-	2,910
Mitchell Reed Sussman & Associates	8,160	7,880	-	-	-	16,040
PR Newswire	2,095	2,090	420	1,000	1,145	6,750
Sprint	-	180	-	-	-	180
UMB BANK	-	-	36,919	-	39,382	76,301
UPS Security Systems	42	-	-	-	-	42
Verizon	909	-	-	-	-	909
Verizon Business	-	1,072	-	-	-	1,072
Total Accounts Payable	$23,706	$41,877	$49,609	$1,000	$43,027	$159,219

Accrued Expenses	Amount	Date	Memo
Law Offices of Aaron Grunfeld	$15,000	12/31/11	Aaron Grunfeld $5k per month flat fee October-December 2011 per Matt Nunez
Law Offices of Aaron Grunfeld	5,000	1/31/12	Accrue Aaron Grunfeld Monthly retainer January 2012
Ken Carroll	2,077	2/29/12	Ken personal amex charges 2/11 to 2/29/12
Ken Carroll	892	2/29/12	February charges on Ken's card - March Bill office expenses
Law Offices of Aaron Grunfeld	5,000	2/29/12	Accrue Aaron Grunfeld Monthly retainer February 2012
Standard Registrar and Transfer Co. Inc.	85	2/29/12	February services billed in March
Jennifer Mahoney expense report	3,264	2/29/12	Jennifer Mahony 3/7/12 expense report - February charges
Franz Staal expense report	7	2/29/12	accrue February expense - Franz Staal expense report 3/12/2012
Gregory D Vacca	1,055	2/29/12	Feb 2012 expenses on 3/8/12 expense report - Greg Vacca
Jeffrey W Mahony	220	2/29/12	January and Feb 2012 expenses from March 14, 2012 expense report
Jeffrey W Mahony	2,355	2/29/12	Jeff Mahony Feb 2012 amex charges on March bill
Matthew D Nunez	6,218	2/29/12	Matt - February expenses on March amex bill
Total Accrued Expenses	$41,175

Debt	Date	Amount
Silver Cross Note	2/29/2012	$215,837
EQ Partners, LLC Note	3/31/2012	$365,242

ACKNOWLEDGEMENT OF GRANTOR

INTELLECTUAL PROPERTY SECURITY AGREEMENT

EXHIBIT F

Secured Interests

Monroe Consulting	Servers & Hardware	01/03/08	$65,391
Monroe Consulting	Server Software Licenses	01/03/08	15,879
Capture Technologies	Telephone System	01/03/08	31,712
Monroe Consulting	Firewall	01/07/08	6,260
Monroe Consulting	Developer Workstations & Laptop	01/07/08	9,600
Monroe Consulting	Servers & Hardware	01/07/08	20,757
Monroe Consulting	Software	01/07/08	10,480
Monroe Consulting	Networking Hardware	01/07/08	24,254
Monroe Consulting	Hp 4250N Printer	01/07/08	1,320
Monroe Consulting	Servers & Hardware	01/14/08	6,853
Monroe Consulting	Lcd Monitors	01/28/08	647
Stout & Berg Electrical	Labor To Install Electrical Needed For New Servers	01/15/08	2,485
Royal Discount Technologies	Ms Office 2007	04/01/08	792
TWA Com	Heavy Duty Shelving For Servers	01/09/08	787
			$197,217

ACKNOWLEDGEMENT OF GRANTOR

INTELLECTUAL PROPERTY SECURITY AGREEMENT

EXHIBIT G

Litigation

Qualified Investors LP Lawsuit.

On September 7, 2011, Qualified Investors LP (“QILP”), filed a complaint in Superior Court for Orange County, California entitled “Qualified Investors, LP, a California Limited Partnership, vs. SaveDaily.com, Inc., a California Corporation” (the “QILP Complaint”) against SaveDaily.Com, Inc., the Company’s wholly-owned subsidiary (the “Subsidiary”) alleging that the Subsidiary had breached its payment obligations under a marketing agreement between QILP and the Subsidiary, and claiming an amount of $644,500.30. The Subsidiary filed a demurrer to the QILP Complaint, asserting that the terms of the marketing agreement required that any dispute arising in connection with the marketing agreement be submitted to binding arbitration. On November 8, 2011, QILP filed an amended complaint acknowledging and agreeing that the dispute be referred to first to mediation and thereafter to binding arbitration should mediation not be successful. By letter dated November 1, 2011 Gregory D. Vacca, President of the Company, gave notice to QILP that said marketing agreement (as it may have been amended from time to time to the date hereof) was being terminated by the Company for cause pursuant to the provisions of the marketing agreement, with said termination effective immediately.

On September 13, 2011, QILP filed an application for a pre-judgment writ of attachment against the Subsidiary’s assets. Following a hearing held on November 15, 2011 the court granted QILP a provisional remedy of attachment described in a minute order delivered to counsel on November 17, 2011, Representatives of the Company by conference telephone discussed the amount and nature of the attachment amount and provided a copy of the minute order to Lender on November 17, 2011. Although the application for writ of attachment was granted, the Company intends vigorously and aggressively to defend this matter in arbitration and the Company continues to believe that a material loss in this dispute is not probable. This writ of attachment has not attached to the Borrowers’ assets as of the date of this Agreement, and shall not attach to the Borrowers’ assets prior to November 22, 2011. The Company has made a contingeny accrual in its financial statements. Because the matter is in its early stages and is subject to arbitration (and awards made pursuant to which in California are ordinarily not appealable), no assurance as to the outcome can be given. The Company has previously disclosed to the Lenders that Jeffrey Mahony, the Company’s Chief Executive Officer and a director of the Company, and Ken Carroll, a director of the Company, each own 20% of QILP. However, they do not exercise any control over QILP or the maintenance of the QILP Complaint against the Subsidiary and would not receive any monies from any outcome of the QILP Complaint. Further, Mr. Mahony and Mr. Carroll shall remit and/or forfeit to Borrowers any funds received from QILP with respect to the foregoing litigation, arbitration, or mediation, and have assigned or shall assign within thirty (30) days of closing the Financing, their interest in QILP to Borrowers. Borrowers shall provide satisfactory evidence of the foregoing to Lender within thirty (30) days of closing the Financing. As of March 28,2012 , QLIP arbitration hearing is scheduled currently on July 10, 2012 and trial is not yet set. Document production as of yet has not been set. We still believe that this claim is completely baseless as QLIP has not procurred any new client customers since its entering into agreement with SaveDaily.

McGaughy Lawsuit

On September 7, 2011, Melvin McGaughy (“McGaughy”) filed a complaint in United States District Court, Central District of California entitled “Melvin H. McGaughy, an individual, Melvin H. McGaughy, as Trustee of the Melvin H. McGaughy Irrevocable Trust; and Patricia G. Ericson, an individual, vs. Harry S. Dent, Jr., an individual” (the “McGaughy Complaint”) against Harry S. Dent, Jr. (“Mr. Dent”) for breach of personal guaranty, claiming an amount of $1,027,915.84. The basis of the claim is $75,000 in unpaid principal, plus interest and penalties incurred over approximately ten (10) years. Mr. Dent is a director of the Company, the chairman of the Board of Directors of the Company and a beneficially a principal shareholder in the Company. In the McGaughy Complaint, McGaughy alleges that Mr. Dent has failed to make payments under a guaranty of certain Company indebtedness that Mr. Dent provided to McGaughy on or before February 1, 2006. Neither the Company nor its subsidiary is a party to the McGaughy Complaint because a lawsuit against the Company is barred by the statute of limitations, as the Company believes the entire lawsuit should be. A motion to dismiss the McGaughy Complaint was filed by Mr. Dent on October 14, 2011, which motion is scheduled to be heard on November 21, 2011.

ACKNOWLEDGEMENT OF GRANTOR

INTELLECTUAL PROPERTY SECURITY AGREEMENT

The Company is currently paying the costs of the defense of the McGaughy Complaint and the Company may incur further obligations to Mr. Dent in the event of an adverse outcome or settlement of this matter. The Company believes that there that there are meritorious defenses including but not limited to Complaint being barred by the statute of limitations. Mr. Dent has indicated that he intends to vigorously defend against the McGaughy Complaint. However, the matter is in the very early stages of the litigation process and no assurance can be given as to the outcome.

The Company is subject to various contingencies, the resolutions of which, management believes ought not have a material adverse effect on the Company or its operations, and which are described as follows. For example, a former employee and officer of the Company, who has not been employed by the Company for approximately 10 or more years, has recently alleged that persons affiliated with the Company have violated his rights to privacy in providing disclosures to others principally in response to attempted Company share transfers. To the knowledge of the Company, this individual has not filed any formal complaints or initiated any actions against the Company in any court of law or with any regulatory agency. The Company believes that the allegations of this individual are wholly without merit. No assurance can be given that the outcome of the foregoing matter or the outcome of any future actions or proceedings will not have a material adverse effect on the Company or its operations. As of March 28, 2012 this litigation is set for a settlement hearing to be held on July 5th, 2012. If unsuccessful in settlement a pre trial conference is set to be held on August 20, 2012 and a jury trial set for Sept 4, 2012.

ACKNOWLEDGEMENT OF GRANTOR

INTELLECTUAL PROPERTY SECURITY AGREEMENT